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                            STOCK PURCHASE AGREEMENT
                             (MPI of Colorado, Inc.)

     This STOCK PURCHASE AGREEMENT is made as of February 1, 2000, by VENTURI TECHNOLOGIES, INC., a Nevada corporation ("Buyer"), and MITCHELL J. MARTIN ("Martin") and LLOYD E. PETERMAN ("Peterman") (Martin and Peterman are collectively referred to as "Sellers").

                                    RECITALS

     A. Sellers equally own all of the issued and outstanding capital stock (the "Corporate Shares" or "Shares") of MPI of Colorado, Inc., a Colorado corporation, formerly known as Martin & Peterman, Inc. (hereinafter referred to as either "MPI/Colorado" or the "Company").

     B. Sellers desire to sell, and Buyer desires to purchase, all of the Corporate Shares (hereinafter "Shares") for the consideration and on the terms set forth in this Agreement.

     C. Sellers also desire to sell, and Buyer desires to purchase, the sales and installation operation as a part of the Company, subject to the right of Sellers to repurchase 49% of such sales and installation portion of the business.

                                    AGREEMENT

     The parties, intending to be legally bound, agree as follows:

     1.   SALE AND TRANSFER OF SHARES; CLOSING

          1.1 PURCHASE AND SALE OF SHARES. Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Sellers.

          1.2 SALES AND INSTALLATION BUSINESS. A portion of the business conducted by the Company consists of the sale and installation of carpet. Although the Buyer is acquiring all of the sales and installation portion of the Company's business, the parties intend that the Sellers be allowed to repurchase a total of 49% of the sale and installation portion of the Company's business if that portion of the business achieves "gross revenues" of $2,500,00.00 in any calendar year within four (4) years from the date of Closing. For the purposes hereof, "gross revenues" shall refer to any receipt, income, revenues or cash fees without deduction or offset.

     To carry out this expressed interest, the parties have agreed that the sales and installation portion of the Company's business shall be spun off or otherwise transferred to a separate entity ("Newco"). Buyer shall own 100% of the total outstanding ownership interest in Newco, subject

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to the right of Seller to acquire for $10.00 an interest in Newco equal to a total of 49% of the then outstanding ownership interest of Newco as heretofore delineated. Upon creation of Newco, which Buyer agrees shall be accomplished within ninety (90) days from the date of closing, Buyer shall deliver to Sellers a warrant agreement containing the terms set forth above, and the Global Escrow Instructions will be amended for the escrow of 49% of the Newco shares as herein provided.

     1.3  PURCHASE PRICE.

          1.3.1 CASH AND PROMISSORY NOTE. At the Closing, Buyer will pay or deliver to Sellers the following as partial consideration for the Shares of MPI of Colorado, Inc.:

          (a) One Hundred Fifty-Seven Thousand dollars ($157,000.00) cash at closing;

          (b) A promissory note duly executed by Buyer in the principal amount of One Million Eight Hundred Eighty Thousand and no/100 Dollars ($1,880,000.00), in the form and pursuant to the terms of Exhibit K, attached hereto ("Installment Promissory Note").

          (c) A companion sixty (60) day promissory note of even date ("Balloon Note") executed by Buyer in the principal amount of $1,348,836.63, comprised of $386,933.34 allocated to reimburse Sellers for funds drawn from the down payment and applied toward operating expenses and debt service by Buyer. Of the balance $883,000.00 has been allocated toward the cost of MPI Shares. The form of the Balloon Note is attached as Exhibit O.

          1.3.2 VENTURI STOCK. As additional consideration for the Shares, Buyer shall issue to Sellers Four Hundred Eighty-Two Thousand Five Hundred (482,500) shares of Buyer's authorized but unissued $0.001 par value common stock. Said shares shall be evidenced by two (2) separate certificates in an equal amount issued to each of the Sellers individually.

          1.3.3 ESCROW AND CERTIFICATES. The Venturi Shares shall be subject to forfeiture if Sellers breach certain of the representations or warranties in this Agreement, or if certain of the representations made by Sellers in this Agreement turn out to be untrue, as shall be more fully set forth in the Restated Global Escrow Agreement, as amended. The Venturi Shares shall be held by Escrow Agent pursuant to the terms of the Restated Global Escrow Agreement, as amended. The certificates representing the Venturi Shares shall contain, for so long as the Venturi Shares are held in escrow, a legend in substantially the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO

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     FORFEITURE AND ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, INCLUDING
     AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE THAT THE SHARES MAY NOT BE OFFERED OR SOLD FOR A CERTAIN PERIOD OF TIME AFTER THE DATE OF ISSUANCE.

          1.3.4 RESTRICTED STOCK. The Venturi Shares have not been registered with the Securities and Exchange Commission, nor have the Venturi Shares been qualified under the securities laws of any state. The Sellers acknowledge that the Venturi Shares are subject to the following restriction which will be printed in the following form on the certificates representing the Shares:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE (THE "LAW"). SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER SAID SHARES NOR ANY INTEREST THEREIN MAY BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND QUALIFICATION UNDER THE LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED AS TO SAID SALE OR OFFER.

Sellers represent the following to Purchaser in order to establish exemptions from registration under Federal and state securities laws. Sellers are acquiring the Shares for their own account, for investment, and not for resale in connection with any distribution thereof. Sellers have such knowledge and experience in business and financial matters that they are capable of evaluating the risks of obtaining the Shares. Sellers understand the speculative nature of the Shares. Sellers have adequate net worth and means to provide for their current needs and to sustain a complete loss of their investment. Sellers have no need of liquidity of their investment. Sellers understand that at present only a limited public market exists, and that a more general public market may never exist, for the Shares and that the Purchaser is under no obligation to provide a market for the Shares.

     1.4 CONSENT TO DILUTION. Sellers understand that Purchaser plans to acquire other businesses and assets by issuing stock, and that Purchaser may issue shares of its stock for other reasons in the future. Sellers understand and consent that future issuance of stock will dilute Sellers' proportionate ownership of Purchaser.

     1.5 CLOSING. The purchase and sale (the "Closing") provided for in this Agreement will take place at a time, place and date agreed to mutually by the Parties.

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     1.6  CLOSING DELIVERIES.

          1.6.1 SELLERS' DOCUMENTS. At the Closing, Sellers will deliver to Escrow Agent:

               (a) original certificates representing the Corporate Shares duly endorsed (or accompanied by duly executed stock powers);

               (b) Restated Global Escrow Agreement, as amended, executed by Sellers, Buyer and the Escrow Agent;

               (c) a certificate executed by Sellers representing and warranting to Buyer that each of Sellers' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.

          1.6.2 BUYER'S DOCUMENTS. At the Closing, Buyer will deliver to Escrow
     Agent:

               (a) cash in the amount of $157,000.00;

               (b) a promissory note payable to Sellers in the principal amount of $1,880,000.00 (the "Installment Promissory Note");

               (c) a promissory note payable to Sellers in the principal amount of $1,348,836.63 (the "Balloon Note");

               (d) two certificates representing 241,250 shares each of Buyer's $0.001 par value common stock in the name of each respective shareholder; and

               (e) a certificate executed by Buyer to the effect that each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.

     2.   REPRESENTATIONS AND WARRANTIES OF SELLERS

     To the best of their individual and collective knowledge and belief, Sellers represent and warrant to Buyer as follows:


          2.1 ORGANIZATION AND GOOD STANDING. (a) the Company is a corporation duly

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organized, validly existing, and in good standing under the laws of the State of
Colorado, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under applicable contracts.
the Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

          2.2 AUTHORITY. This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms. Sellers have the absolute and unrestricted right, power, authority, and capacity to execute, deliver and perform their obligations under this Agreement.

          2.3 NO CONFLICT. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the contemplated transactions by Sellers will violate or constitute a default under any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument or any order, judgement or ruling of any governmental authority to which either Seller is subject, or to the best knowledge of Sellers, any of the property of the Company is bound, or result in the creation of any mortgage, pledge, lien, charge or encumbrance upon any of the assets of the Company or the loss of any license or other contractual right with respect thereto, except in each case for any of the foregoing which is not, individually or in the aggregate, material to the Company.

     Except as may be set forth in Exhibit A, no Seller or the Company is or will be required to give any notice to or obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of the transaction contemplated hereby.

     Sellers are acquiring the Promissory Notes and the shares of Buyer's common stock for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Each Seller is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act of 1933, as amended, (the "Securities Act") and the rules and regulations promulgated thereunder.

          2.4 CAPITALIZATION. The authorized capital stock of the Company consists of 50,000 authorized shares of common stock, par value $0.00 per share, of which 2,000 shares are issued and outstanding and constitute the Shares. Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances. Martin owns 1,000 of the Shares and Peterman owns 1,000 of the Shares. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or

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other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any state law regulating the sale and issuance of securities. the Company does not own, nor does it have any Contract to acquire, any equity securities or other securities of any other business or any direct or indirect equity or ownership interest in any other business.

          2.5 FINANCIAL STATEMENTS. Sellers have delivered to Buyer unaudited balance sheet of MPI of Colorado, Inc. as of January 31, 2000 (the "Balance Sheet"), and the related unaudited statements of income, changes in stockholders' equity, and cash flow for each of the period then ended. Such financial statements and notes were prepared in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the balance sheet); the financial statements referred to in this Section reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any person or entity other than the Company are required by GAAP to be included in the consolidated financial statements of the Company. See Exhibit J.

          2.6 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company. At the Closing, all of those books and records will be in the possession of the Company.

          2.7 TITLE TO PROPERTIES; ENCUMBRANCES. Sellers have delivered to Buyer a complete and accurate list of all real and personal property interests owned by the Company. the Company owns all the properties and assets that have been disclosed to Buyer. All material properties disclosed as being owned by the Company are owned free and clear of all liens and encumbrances except as previously disclosed in writing to Buyer.

          2.8 CONDITION AND SUFFICIENCY OF ASSETS. To the best of Sellers' knowledge, except as set forth in Exhibit B, the Company' property and assets are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such property and assets are in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The property and assets of the Company are sufficient for the continued conduct of the Company' business after the Closing in substantially the same manner as conducted prior to the Closing.

          2.9 ACCOUNTS RECEIVABLE. All accounts receivable of the Company that are reflected in the accounting records of the Company as of the Closing Date (collectively, the "

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Accounts Receivable") represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. To the best of Sellers' knowledge, unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible. Absent any unforeseen events, each of the Accounts Receivable historically has been collected in full within ninety days after the day on which it first becomes due and payable. Except as may be set forth on Exhibit C referred to below, there is not any pending, or to Sellers' knowledge threatened, contest or claim challenging the validity of any of the Accounts Receivable.

          2.10 NO UNDISCLOSED LIABILITIES. Except as may be set forth in Exhibit D, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet and current liabilities incurred in the ordinary course of business.

          2.11 TAXES. To the best of Sellers' knowledge the Company has filed or caused to be filed within the past five (5) years all tax returns that are or were required to be filed by or with respect to the Company, pursuant to applicable laws and regulations (except use tax returns). Sellers have delivered or made available to Buyer copies of all such tax returns filed since 1997. To the best of Sellers' knowledge, all tax returns filed by the Company are true, correct, and complete. The Parties agree to use the book value of the inventory of the corporation per the financial information provided under Section 2.5 as the fair market value of the inventory and to use the amount determined by Seller as the fair market value of the fixed assets of the Corporation on the effective date for all tax purposes. Kreisman, Wolach & Williams, P.C. will prepare said corporate return for the fiscal year ending 1/31/00.

          2.12 NO MATERIAL ADVERSE CHANGE. To the best of Sellers' knowledge, since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

          2.13 CONTRACTS AND EMPLOYEE BENEFITS. Except as may be set forth in Exhibit E, the Company is not a party to any contract or agreement that involves annual payments by the Company in excess of $25,000, other than in the ordinary course of business. The consummation of the transaction contemplated herein will not result in the termination of any material agreement or contract to which the Company is a party, nor give any party thereto the right to cancel or terminate any such contract or agreement. A list of Employees and benefits are contained in Exhibit N.

          2.14 ERISA MATTERS. See Special Provisions, Exhibit F.

          2.15 COMPLIANCE WITH LEGAL REQUIREMENTS. Except as may be set forth on Exhibit G, the Company has not received any notice of any violation of any laws or

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regulations that are or were applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, which violation has not been cured as of the Closing Date, and to the best knowledge of Sellers, the Company is in full compliance with all such laws or regulations.

          2.16 GOVERNMENTAL AUTHORIZATIONS. The Company has obtained all governmental authorizations and permits that are necessary to permit the Company to lawfully conduct and operate its business in the manner currently conducted.

          2.17 LEGAL PROCEEDINGS. Except as disclosed in Exhibit H, there is no material lawsuit or legal or administrative or regulatory proceeding or investigation pending against the Company, or, to the best knowledge of Sellers, threatened against the Company.

          2.18 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as may be set forth in Exhibit I, since the date of the Balance Sheet, the Company has conducted its business only in the ordinary course of business and there has not been any:

          (a) change in the Company' authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

          (b) amendment to the organizational documents of the Company;

          (c) payment or increase by the Company of any extraordinary bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the ordinary course of business) employee or entry into any employment, severance, or similar contract with any director, officer, or employee;

          (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

          (e) material damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;

          (f) entry into, termination of, or receipt of notice of termination of
     (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any contract or transaction involving a total remaining commitment by or to the Company of at least $25,000;

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          (g) sale (other than sales of inventory in the ordinary course of business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company;

          (h) cancellation or waiver of any claims or rights with a value to the Company in excess of $25,000; or

          (i) material change in the accounting methods used by the Company.

          2.19 INSURANCE. the Company maintains policies of insurance in such amounts, with such deductibles and against such risks and losses as are, in its judgment, reasonable for the business and assets of the Company, and Sellers will deliver to Buyer on the Closing Date certificates of insurance setting forth the name of the insurance company, policy number and type of coverage of all insurance policies maintained as of the date hereof with respect to the Company' business operations, property, plant and equipment. See Exhibit M.

          2.20 ENVIRONMENTAL MATTERS. There are no pending or, to the knowledge of Sellers and the Company, threatened claims, encumbrances, or other restrictions of any nature, resulting from any environmental, health, and safety liabilities or arising under or pursuant to any environmental law, with respect to or affecting any of the operations, properties and assets (whether real, personal, or mixed) in which Sellers or the Company has or had an interest.

          2.21 DISCLOSURE. No representation or warranty of Sellers in this Agreement and no statement in the Exhibits attached to this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact known to either Seller that has specific application to either Seller or the Company (other than general economic or industry conditions) and that materially adversely affects or, as far as either Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company (on a consolidated basis) that has not been set forth in this Agreement or the Exhibits attached hereto.

          2.22 BROKERS OR FINDERS. Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

     3.   REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Sellers as follows:

          3.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly

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organized, validly existing, and in good standing under the laws of the State of
Nevada.

          3.2 AUTHORITY; NO CONFLICT. This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Employment Agreements, and the Promissory Notes (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents. Except as set forth in Exhibit G, neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will give any person the right to prevent, delay, or otherwise interfere with any of the transactions contemplated hereby pursuant to:

               (i)  any provision of Buyer's Organizational Documents;

               (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

               (iii) any legal requirement or order to which Buyer may be subject; or

               (iv) any contract to which Buyer is a party or by which Buyer may be bound.

     Except as set forth in Exhibit G, Buyer is not and will not be required to obtain any Consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereby.

          3.3 INVESTMENT INTENT. Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

          3.4 CERTAIN PROCEEDINGS. There is no pending legal proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's knowledge, there exist no grounds for such proceeding, nor has any such proceeding been threatened.

          3.5 BROKERS OR FINDERS. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a

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result of the action of Buyer or its officers or agents.

     4.   COVENANTS OF SELLERS PRIOR TO CLOSING DATE

          4.1 ACCESS AND INVESTIGATION. Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company and its representatives to, (a) afford Buyer and its representatives and prospective lenders and their representatives (collectively, "Buyer's Advisors") full and free access to the Company' personnel, properties, contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

          4.2 OPERATION OF THE BUSINESSES OF THE ACQUIRED COMPANIES. Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to:

               (a) conduct the business of the Company only in the ordinary course of business;

               (b) use their best efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of such the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with such the Company;

               (c) confer with Buyer concerning operational matters of a material nature; and

               (d) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of the Company.

          4.3 NEGATIVE COVENANT. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause the Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any material change in the business of the Company is likely to occur.

          4.4 REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, Sellers will, and will cause the Company to, make all reports and filings required by applicable laws and regulations to be made by them in order to consummate the transactions contemplated hereby. Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to, (a) cooperate with Buyer with respect to all

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filings that Buyer elects to make or is required by applicable laws and regulations to make in connection with the transactions contemplated hereby, and
(b) cooperate with Buyer in obtaining all consents necessary or appropriate to consummate the transactions contemplated hereby.

          4.5 NOTIFICATION. Between the date of this Agreement and the Closing Date, each Seller will promptly notify Buyer in writing if such Seller or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if such Seller or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in this Agreement or the Exhibits attached to this Agreement, Sellers will promptly deliver to Buyer a supplement to this Agreement or the Exhibits attached hereto specifying such change. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this Section or of the occurrence of any event that may make the satisfaction of the conditions to closing set forth in this Agreement impossible or unlikely.

          4.6 PAYMENT OF INDEBTEDNESS BY RELATED PERSONS. Except as expressly provided in this Agreement, Sellers will cause all indebtedness owed to the Company by either Seller or any related person of either Seller to be paid in full prior to Closing.

          4.7 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated, Sellers will not, and will cause the Company and each of their representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

          4.8 BEST EFFORTS. Between the date of this Agreement and the Closing Date, Sellers will use their best efforts to cause the conditions to closing set forth in this Agreement to be satisfied.

     5.   COVENANTS OF BUYER PRIOR TO CLOSING DATE

          5.1 APPROVALS OF GOVERNMENTAL AUTHORITIES. As promptly as practicable after the date of this Agreement, Buyer will make all filings and obtain all consents required by applicable laws and regulations in order to consummate the transactions contemplated hereby.

          5.2 BEST EFFORTS. Between the date of this Agreement and the Closing Date, Buyer will use its best efforts to cause the conditions in Sections 6 and 7 to be satisfied.

     6.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

     Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

          6.1 ACCURACY OF REPRESENTATIONS. All of Sellers' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

          6.2 SELLERS' PERFORMANCE. All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects. Seller must have delivered each of the documents required to be delivered by Seller pursuant to Section 1.5.1.

          6.3 CONSENTS. Each of the consents required to consummate the transactions contemplated hereby must have been obtained and must be in full force and effect.

          6.4 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or threatened against Buyer, or against any person affiliated with Buyer, any proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

          6.5 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. There must not have been made or threatened by any person any claim asserting that such person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in the Company, or (b) is entitled to all or any portion of the purchase price payable for the Shares.

          6.6 NO PROHIBITION. Neither the consummation nor the performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any person affiliated with Buyer to suffer any material adverse consequence under, any applicable laws or regulations.

     7.   CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

     Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

          7.1 ACCURACY OF REPRESENTATIONS. All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

          7.2 BUYER'S PERFORMANCE. All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects. Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 1.5.2 and must have made the cash payments required to be made by Buyer pursuant to Section 1.5.2.

          7.3 CONSENTS. All of the consents required to be obtained from Buyer must have been obtained and must be in full force and effect.

          7.4 NO PROHIBITION. Neither the consummation nor the performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Seller or any person affiliated with Seller to suffer any material adverse consequence under, any applicable laws or regulations.

     8.   TERMINATION

          8.1 TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

               (a) by either Buyer or Sellers if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

               (b) (i) by Buyer if any of the conditions in Section 6 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in
          Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date; or

               (c) by mutual consent of Buyer and Sellers.

          8.2 EFFECT OF TERMINATION. Each party's right of termination under
Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 10.1 and 10.3 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

     9.   INDEMNIFICATION; REMEDIES

          9.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY Knowledge. All representations, warranties, covenants, and obligations in this Agreement and the Exhibits attached hereto, will survive the Closing. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

          9.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS. Sellers, jointly and severally, will indemnify and hold harmless Buyer, the Company, and their respective representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

          (a) any and all loss, liability or damage suffered or incurred by Buyer in respect of any debt, obligation or liability of the Company or of Seller not disclosed in this Agreement, any of the Exhibits attached hereto, or in writing to Buyer prior to the Closing Date;

          (b) any breach of any representation or warranty made by Sellers in this Agreement, the Exhibits attached hereto, or any other certificate or document delivered by Sellers pursuant to this Agreement;

          (c) any breach of any representation or warranty made by Sellers in this Agreement as if such representation or warranty were made on and as of the Closing Date;

          (d) any Breach by either Seller of any covenant or obligation of such Seller in this Agreement;

          (e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or the Company (or any person acting on their behalf) in connection with any of the transactions contemplated hereby.

     The remedies provided in this Section 9.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

          9.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER. Buyer will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any damages arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with Buyer (or any person acting on its behalf) in connection with any of the transactions contemplated hereby.

     10.  GENERAL PROVISIONS

          10.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

          10.2 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as the parties mutually agree. Sellers and Buyer will consult with each other concerning the means by which the Company' employees, customers, and suppliers and others having dealings with the Company will be informed of the transactions contemplated hereby.

          10.3 CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence, any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the transactions contemplated hereby, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. If the transactions contemplated hereby are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

          10.4 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

                        Sellers:
                        Mitchell J. Martin
                        P.O. Box 16423
                        Denver, Colorado 80216-0423
                        Phone: (303)
                        Fax: (303)

                        Lloyd E. Peterman
                        P.O. Box 16423
                        Denver, Colorado 80216-0423
                        Phone: (303)

                        Fax: (303)

                        with a copy to:
                        Fenton A. Bain, P.C.
                        3100 Arapahoe Avenue, Suite 400
                        Boulder, CO  80303
                        Phone: (303) 443-5083
                        Fax: (303) 443-5479

                        Buyer:
                        Venturi Technologies, Inc.
                        763 North 530 East
                        Orem, Utah 84097
                        Attn: Gaylord M. Karren, Chairman and CEO
                        Phone: (801) 235-9552
                        Fax: (801) 235-1731
                        (With a copy to Randy K. Johnson, Esq., Chief Counsel)

          10.5 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Utah, County of Salt Lake, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of Utah, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

          10.6 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

          10.7 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

          10.8 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer and Sellers dated August 4, 1999) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

          10.9 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

          10.10 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

          10.11 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

          10.12 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

          10.13 GOVERNING LAW. This Agreement will be governed by the laws of the State of Utah without regard to conflicts of laws principles.

          10.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

          10.15 ESCROW DISBURSEMENTS AND REPORTS The Parties agree that with each disbursement or release from Escrow that upon instructions all payments on the Note may be made directly to the constituent parties comprising the Seller Entities. VTI further agrees to forward a photocopy of all checks or wire transfer debits made to the Escrow Agent.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                     BUYER:

                                    VENTURI TECHNOLOGIES, INC.


                                    By:
                                        ----------------------------------------
                                         Its:
                                             -----------------------------------

                                    SELLERS:

                                    --------------------------------------------
                                    Mitchell J. Martin


                                    --------------------------------------------
                                    Lloyd E. Peterman

                                    EXHIBIT A

(Notice)

                                    EXHIBIT B

(Property and assets in need of maintenance or repairs)

All Assets show normal usage and wear.

                                    EXHIBIT C

(Pending or threatened, contest or claim challenging the validity of any of the Accounts Receivable)


All uncollectable receivables were written off as bad debts at year-end. If received, will be considered income.

                                    EXHIBIT D

(Liabilities and Obligations)

                                    EXHIBIT E

(Contracts or Agreement that involve annual payments by the Company in excess of $25,000)

                                    EXHIBIT F

                                   EXHIBIT F

(ERISA matters)


NONE

                                    EXHIBIT G

(Violation of any laws or regulations)

                                    EXHIBIT H

(Pending lawsuits or proceedings)

                                    EXHIBIT I

(Changes in stock, amendments to organizational documents, changes in financial condition of the Company)